UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

XT ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Fuqiao Village, Henggouqiao Town

Xianning, Hubei, China 437012
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2019, XT Energy Group, Inc. (the “Company”) announced that on October 29, 2019, it, along with Stanley Hutton Rumbough and Nukkleus Inc., entered into a letter of intent (the “LOI”) to effect a series of transactions, including, among other matters, “an acquisition of Rockpool Acquisitions PLC” (“Rockpool”). No acquisition (by the Company, Stanley Hutton Rumbough or any person acting in concert with the Company or Stanley Hutton Rumbough) of Rockpool is now contemplated by the LOI (as amended on November 22, 2019). It is in fact the current intention that a newly incorporated entity (the “Investor”) to be controlled by David Chen, the Chief Operating Officer of the Company, and Jian Zhou, the Chairman of the Company, rather than the Company itself, will make a subscription for 2,545,000 ordinary shares of Rockpool at a price of 12 pence per ordinary share of Rockpool and a loan in the amount of £1,294,600. The Investor would also be entitled to the issue of warrants allowing it to subscribe for a further 10,788,333 ordinary shares of Rockpool at a price of 12 pence per ordinary share. The Company has been advised in writing by Mr. Rumbough, that Mr. Rumbough will make a loan to Rockpool in which case he will be entitled to the issue of warrants entitling him to subscribe for 416,667 ordinary shares of Rockpool at a price of 12 pence per ordinary share. It is the Company’s understanding that the issue of both sets of warrants would be conditional upon the obtaining of a Rule 9 “whitewash” pursuant to the UK City Code on Takeovers and Mergers (the “Code”) in respect of the issue of the ordinary shares of Rockpool pursuant to the warrants.

Additionally, the Company, and any person acting in concert with the Company, are bound by Rule 2.8 of the Code and reserve the right to set aside the restrictions in Rule 2.8 in the following circumstances: (i) with the agreement of the board of Rockpool; (ii) if a third party announces a firm intention to make an offer for Rockpool; (iii) if Rockpool announces a "whitewash" proposal (see Note 1 of the Notes on Dispensations from Rule 9 of the Code) (other than an announcement in relation to the “whitewash” proposal referred to above) or a reverse takeover (as defined in the Code); and (iv) if there has been a material change of circumstances (as determined by the Panel on Takeovers and Mergers).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XT Energy Group, Inc.

Date: November 26, 2019	By:	/s/ David Chen
Name: David Chen
Title: Chief Operating Officer

2